UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Geron Corporation

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GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 27, 2004

To the Stockholders of Geron Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GERON CORPORATION, a Delaware corporation (the “Company”), will be held on Thursday, May 27, 2004, at 8:30 a.m. local time at the Company’s headquarters, 230 Constitution Drive, Menlo Park, California 94025, for the following purposes:

1.	To elect two Class II directors to hold office until the Annual Meeting of Stockholders in 2007 and until the election and qualification of their respective successors;

2.	To ratify appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on Wednesday, March 31, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Shares of common stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

William D. Stempel
Secretary

Menlo Park, California
April 2, 2004

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is being furnished to stockholders of Geron Corporation, a Delaware corporation (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on May 27, 2004, at 8:30 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s headquarters at 230 Constitution Drive, Menlo Park, California 94025. This proxy statement and accompanying proxy card are being mailed to all stockholders entitled to vote at the Annual Meeting on or about April 12, 2004.

Solicitation and Voting of Proxies

Only holders of record at the close of business on Wednesday, March 31, 2004, (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, there were 45,074,868 shares of common stock, par value $.001 per share (the “Common Stock”), outstanding. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Quorum Requirement and Votes Required for the Proposals

In order to constitute a quorum and to transact business at the meeting, a majority of the outstanding shares of Common Stock on the Record Date must be represented at the meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the aggregate votes present, in person or by proxy, at the meeting. Accordingly, abstentions will not affect the outcome of the election of candidates for director. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004. Abstentions will have the same effect as a vote against this proposal. However, the ratification of our selection of Ernst & Young LLP is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

Geron Plan Participants

Participants in the Geron 401(k) Plan will receive a proxy that incorporates all shares owned through the Geron 401(k) Plan, assuming the shares are registered in the same name. The proxy will serve as voting instructions for the trustee of the 401(k) Plan. If the proxy is not voted, the plan trustee will vote those shares in the same proportion as other 401(k) participants vote their 401(k) Plan shares.

Shares purchased through the Geron Employee Stock Purchase Plan will follow standard brokerage industry practices. Shares held in the name of the broker will be voted on behalf of the holder on certain routine matters. To the extent the brokerage firm votes shares on the behalf of the holder, the shares will be counted for the purpose of determining a quorum.

Voting Via the Internet or by Telephone

Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers, or other agents, rather than the Company’s proxy card.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet grants of proxies. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may grant your proxy for those shares telephonically by calling the telephone number shown on the form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ website http://www.proxyvote.com.

Submitting your proxy via the Internet or by telephone will not affect your right to revoke your proxy and vote in person, should you decide to attend the Annual Meeting.

The telephone and Internet proxy granting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy granting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting proxies via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary at the Company’s offices, 230 Constitution Drive, Menlo Park, California 94025, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

MATTERS TO BE CONSIDERED AT THE 2004 ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors consists of six members. The Company’s Bylaws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office. The Company’s Bylaws also provide that upon expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

The term of office of the Class II directors will expire in May 2004, and two nominees for director are to be elected as Class II directors. The two nominees are, Thomas D. Kiley, Esq. and Edward V. Fritzky, each of whom currently serves as a Class II director. The Class III director, Alexander E. Barkas, Ph.D., has one year remaining on his term of office and the Class I directors, Thomas B. Okarma, Ph.D., M.D., John P. Walker and Patrick J. Zenner, have two years remaining on their term of office.

The Board of Directors has selected two nominees for Class II directors, both of whom are currently directors of the Company. The two candidates receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as Class II directors of the Company. Accordingly, abstentions will not effect the outcome of the proposal. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Set forth below is information regarding the nominees for Class II director, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
For a Three Year Term Expiring at the
2007 Annual Meeting

Nominees for Class II Directors (Term Expiring at the 2007 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Thomas D. Kiley, Esq.	60	Attorney-at-law
Edward V. Fritzky	53	Director and Advisor, Amgen Corporation

Thomas D. Kiley, Esq., has served as a director of the Company since September 1992. Mr. Kiley is also a director of Connetics Corp. and certain privately held biotechnology companies. He has been self-employed since 1988 as an attorney, consultant and investor. From 1980 to 1988, he was an officer of Genentech, Inc., a biotechnology company, serving variously as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development. From 1969 to 1980, he was with the Los Angeles law firm of Lyon & Lyon and was a partner at the firm from 1975 to 1980. Mr. Kiley holds a B.S. in Chemical Engineering from Pennsylvania State University and a J.D. from George Washington University.

Edward V. Fritzky has served as a director of the Company since July 1998. He currently serves as a director and advisor to Amgen Corporation. He served as Chief Executive Officer and Chairman of Immunex Corporation from January 1994 to July 2002. Mr. Fritzky is also a director of Sonosite, Inc. and Jacobs Engineering Group, Inc. Mr. Fritzky served as President of Lederle Laboratories, a division of American Cyanamid, from 1992 to 1994, and as Vice President of Lederle Laboratories from 1989 to 1992. Prior to joining Lederle Laboratories, Mr. Fritzky was an executive of Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company. During his tenure at Searle, Mr. Fritzky was Vice President of Marketing in the United States, and later President and General Manager of Searle Canada, Inc. and Lorex Pharmaceuticals, a joint venture company. Mr. Fritzky holds a B.A. from Duquesne University and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR the Election of Each Nominee to the Board of Directors

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Set forth below is information regarding the continuing Class III and Class I directors of the Company, including their ages, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Class III Director (Term Expiring at the 2005 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Alexander E. Barkas, Ph.D.	56
Managing Member, Prospect Management Company, LLC; the General Partner of Managing Member Prospect Venture Partners L.P. and Managing Member, Prospect Management Co. II, LLC; the General Partner of Prospect Venture Partners II, L.P. and Prospect Associates II, L.P.

Alexander E. Barkas, Ph.D., has served as Chairman of the Board since July 1993 and as a director of the Company since March 1992. Dr. Barkas is also a director of Connetics Corp. and several privately held medical technology companies. From March 1992 until May 1993, he served as President and Chief Executive Officer of the Company. He is a founding partner of Prospect Venture Partners, a venture capital investment firm formed in October 1997. Dr. Barkas was a partner with Kleiner Perkins Caufield & Byers, a venture capital investment firm, from 1991 to October 1997. He holds a B.A. from Brandeis University and a Ph.D. from New York University.

Class I Directors (Term Expiring at the 2006 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Thomas B. Okarma, Ph.D., M.D	58	President and Chief Executive Officer
John P. Walker	55	Chairman, Bayhill Therapeutics, Inc.
Patrick J. Zenner	57	Former President and CEO, Hoffmann La-Roche, Inc., North America

Thomas B. Okarma, Ph.D., M.D., has served as the Company’s President, Chief Executive Officer and a director since July 1999. He is also a director of Geron Bio-Med Limited, a United Kingdom company that is a wholly-owned subsidiary of the Company. From May 1998 until July 1999, Dr. Okarma was the Vice President of Research and Development of the Company. From December 1997 until May 1998, Dr. Okarma was Vice President of Cell Therapies of the Company. From 1985 until joining Geron, Dr. Okarma, the scientific founder of Applied Immune Sciences, Inc., served initially as its Vice President of Research and Development and then as its Chairman and Chief Executive Officer until 1995 when it was acquired by Rhone-Poulenc Rorer. Dr. Okarma was a Senior Vice President at Rhone-Poulenc Rorer from the time of the acquisition of Applied Immune Sciences, Inc. until December 1996. From 1980 to 1985, Dr. Okarma was a member of the faculty of the Department of Medicine at Stanford University School of Medicine. Dr. Okarma holds a A.B. from Dartmouth College and a M.D. and Ph.D. from Stanford University.

John P. Walker has served as a director of the Company since April 1997. He is currently Chairman of Bayhill Therapeutics, Inc. Prior to joining Bayhill in October 2002, he was a Venture Partner with Morgan Stanley Venture Partners and as an independent consultant was Chairman and Interim Chief Executive Officer of Centaur Pharmaceuticals. From 1993 to 2001, he was Chairman, Chief Executive Officer and a director of Axys Pharmaceuticals Inc. and its predecessor company, Arris Pharmaceutical Corporation. Prior to his association with Arris, Mr. Walker was the Chairman and Chief Executive Officer of Vitaphore Corporation, a biomaterials company which was sold to Union Carbide Chemical and Plastics Company Inc. in 1990. From 1971 to 1985, Mr. Walker was employed by American Hospital Supply Corporation in a variety of general management, sales and marketing positions, most recently serving as President of the American Hospital Company. Mr. Walker is a director of Discovery Partners International Inc., Renovis, Inc. and certain other privately held biotechnology companies. He holds a B.A. from the State University of New York at Buffalo and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University.

Patrick J. Zenner has served as a director of the Company since July 2001. From 1969 until January 2001, Mr. Zenner held a series of executive managerial positions with Hoffman La-Roche, Inc., North America, the prescription drug unit of the Roche Group, a leading research-based health care enterprise. He retired as President and Chief Executive Officer in January 2001. Mr. Zenner has been a board member of numerous associations including the Pharmaceutical Research and Manufacturers Association, the Health Care Institute of New Jersey, the American Foundation for Pharmaceutical Education, the American Society of Hospital Pharmacists Foundation,

the Health Care Leadership Council and the Biotechnology Industry Organization. He is also a director of Arqule, Inc., Curagen Corporation, Dendrite International, Exact Sciences, First Horizon Pharmaceutical Corporation, Praecis Pharmaceuticals, XOMA Ltd. and West Pharmaceutical Services. Mr. Zenner holds a B.A. from Creighton University and a M.B.A. from Fairleigh Dickinson University. He serves on the Board of Trustees for both universities.

There are no family relationships among executive officers or directors of the Company. There are no current legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business to which the executive officers, directors or the Company are a party. There are no current, nor in the past 5 years have been, any legal proceedings involving any director or executive officer related to (i) federal bankruptcy, (ii) criminal proceedings, (iii) federal or state securities laws or (iv) any judgment, decree or order enjoining a director or officer from acting as an investment advisor, broker or dealer of securities or engaging in any type of business practice.

Robert B. Stein, M.D., Ph.D., formerly a Class III Director, resigned from the Board of Directors in September 2003.

Board Committees and Meetings

During the fiscal year ended December 31, 2003, the Board of Directors held 13 meetings and acted by written consent on three occasions. The Board has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. During the fiscal year ended December 31, 2003, each of the incumbent directors attended at least 75% of the meetings of the Board and the committees on which he served, except for Mr. Kiley who attended 72% of the meetings. Currently the Company does not maintain a formal policy regarding director attendance at the Annual Meeting of Stockholders. However, it is expected that, absent compelling circumstances, directors will be in attendance. Last year all seven directors were in attendance.

Audit Committee. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The Audit Committee, which is comprised of Messrs. Fritzky, Kiley and Walker, met five times in 2003. All of the members of the Audit Committee are “independent,” as that term is defined by Rule 4200(a)(14) of the National Association of Securities Dealers’ Listing Standards. The Board of Directors has determined that all of the members of the Audit Committee are financially literate and that at least one member of the Audit Committee, Mr. Walker, has accounting and financial management expertise. The Audit Committee’s responsibilities include: (i) recommending the selection of the Company’s independent public auditors to the Board of Directors, (ii) consulting with the independent auditors with regard to the plan and scope of the audit, (iii) reviewing, in consultation with the independent auditors, their report of the audit or proposed report of the audit, and the accompanying management letter, if any, and (iv) consulting with the independent auditors and management with regard to the adequacy of the Company’s internal controls. See more information about the Audit Committee in the Audit Committee report on page 18.

Compensation Committee. The Compensation Committee, which is comprised of Dr. Barkas and Mr. Zenner, met two times in 2003 and acted by written consent on two occasions. All of the members of the Compensation Committee are “independent,” as that term is defined by Rule 4200(a)(14) of the National Association of Securities Dealers’ Listing Standards. The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers the incentive compensation and benefit plans of the Company, and performs such other functions regarding compensation as the Board may delegate. In addition, the Compensation Committee has exclusive authority to administer the 2002 Equity Incentive Plan with respect to executive officers and directors. The Compensation Committee charter, as adopted in March 2004, is attached to this proxy statement as Appendix A. See more information about the Compensation Committee in the Compensation Committee report on page 14.

Stock Option Committee. The Stock Option Committee was formed in December 1996 in order to provide timely option grants to new employees and consultants (other than executive officers and directors of the Company) and currently consists of one member, Dr. Okarma. The Stock Option Committee has limited authority to administer the Company’s 2002 Equity Incentive Plan concurrently with the Compensation Committee. The Stock Option Committee has the authority to grant options for up to 20,000 shares of Common Stock to new employees and consultants in accordance with procedures approved by the Board of Directors. The Stock Option Committee acted by written consent on five occasions during fiscal 2003.

Nominating Committee. The Nominating Committee was formed in February 2001 in order to make recommendations to the Board for candidates to be nominated for election or re-election as a director by the stockholders or by the Board. The members of the Nominating Committee are Dr. Barkas and Mr. Fritzky. All members of the Nominating Committee are “independent” as defined by Rule 4200(a)(14) of the National Association of Securities Dealers’ Listing Standards. The Nominating Committee met one time during fiscal 2003. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees in accordance with the Company’s Bylaws. The Nominating Committee charter, as adopted in March 2004, is attached to this proxy statement as Appendix B. See more information about stockholder proposals and nominees on page 21.

Compensation of Directors

Fees

Non-employee directors currently receive the following cash compensation:

(i)	Twelve Thousand Dollars ($12,000) per year, plus an additional Six Thousand Dollars ($6,000) for service as Chair of the Board and an additional Two Thousand Dollars ($2,000) for service as Chair of the Audit Committee or the Compensation Committee of the Board; plus

(ii)	One Thousand Dollars ($1,000) for each regular or special Board meeting attended by such director in person, and Seven Hundred Fifty Dollars ($750) for each regular or special Board meeting attended by such director by telephone or videoconference; plus

(iii)	For members of the Audit Committee and the Compensation Committee of the Board, Five Hundred Dollars ($500) for each meeting of either such committee attended by such director in person, and Two Hundred Fifty Dollars ($250) for each meeting of either such committee attended by such director by telephone or videoconference; plus

(iv)	Reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

The annual director compensation under (i) above shall be payable on the date of the annual meeting of stockholders with respect to the preceding twelve-month period (or a pro rata portion of such amount if such director served for less than a full year), in cash or, at each director’s election, in shares of Common Stock granted under Section 12 of the Company’s 2002 Equity Incentive Plan. The per-meeting compensation under (ii) and (iii) above shall be payable in cash within ten business days after each meeting.

Directors’ Stock Option Plan

Each non-employee director receives periodic option grants for shares of Common Stock pursuant to the Company’s 1996 Directors’ Stock Option Plan, as amended (the “Directors Plan”). The Directors Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

The purpose of the Directors Plan is to provide an incentive for directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the Board of Directors.

Option Grants. The Directors Plan provides that each person who becomes a non-employee director after the effective date of the Directors Plan, whether by election of the stockholders of the Company or by appointment by the Board of Directors to fill a vacancy, will automatically be granted an option to purchase 45,000 shares of Common Stock on the date on which such person first becomes a non-employee director (the “First Option”). In addition, non-employee directors (other than the Chairman of the Board of Directors) will automatically be granted a subsequent option on the date of the Annual Meeting of Stockholders in each year during such director’s service on the Board (a “Subsequent Option”) to purchase 20,000 shares of Common Stock under the Directors Plan. In the case of the Chairman of the Board of Directors, the Subsequent Option will be for 30,000 shares of Common Stock. Finally, the Company will grant an option to purchase 2,500 shares to each non-employee director upon such director’s appointment to the Audit Committee or Compensation Committee of the Board of Directors, as well as on the date of each Annual Meeting during the director’s service on such committee (a “Committee Service Option”). There is currently no stock option grant contemplated for participation on other committees.

The Directors Plan provides that each First Option granted thereunder becomes exercisable in installments cumulatively as to one-third of the shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option. Each Subsequent Option and Committee Service Option is fully vested on the date of its grant. The options issued pursuant to the Directors Plan remain exercisable for up to 90 days following the optionee’s termination of service as a director of the Company, unless such termination is a result of death or permanent and total disability, in which case the options (both those already exercisable and those that would have become exercisable had the director remained on the board for an additional 36 months) remain exercisable for up to a 24 month period.

Exercise Price and Term of Options. The exercise price of all stock options granted under the Directors Plan is equal to the fair market value of a share of the Company’s Common Stock on the date of grant of the option. The Board of Directors will determine the fair market value; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be determined based on the public market. Currently, the Common Stock is traded on the Nasdaq National Market and the fair market value per share is equal to the closing price of the Company’s Common Stock on the Nasdaq National Market on the date of grant of the option. Options granted under the Directors Plan have a term of ten years.

Options Granted to Directors. The following table sets forth information with respect to the stock options granted under the Directors Plan to the non-employee directors of the Company (6 persons) in the fiscal year ended December 31, 2003. As discussed above, the executive officers of the Company and the employees of the Company are not eligible for grants under the Directors Plan.

Director	Number of Shares Subject to Options Granted under the Directors Plan	Weighted Average Exercise Price Per Share
Alexander E. Barkas, Ph.D.	32,500	$5.08
Edward V. Fritzky	25,000	$4.76
Thomas D. Kiley, Esq.	22,500	$5.08
Robert B. Stein, M.D., Ph.D.(1)	20,000	$5.08
John P. Walker	22,500	$5.08
Patrick J. Zenner	25,000	$4.76

(1)	Dr. Stein resigned from the Board in September 2003.

As of March 31, 2004, the aggregate fair market value of shares subject to outstanding options under the Directors Plan was $4,450,900 based upon the closing price of the Common Stock on the Nasdaq National Market.

Effect of Certain Corporate Events. In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each non-employee director shall have a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate, or shall receive a substitute option with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization.

Duration and Termination. The Board of Directors may at any time amend or terminate the Directors Plan, except that such termination cannot affect options previously granted without the agreement of any optionee so affected. Notwithstanding the foregoing, the provisions regarding the grant of options under the Directors Plan may be amended only once in any six-month period, other than to conform with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. If not terminated earlier, the Directors Plan will expire in 2006.

Federal Income Tax Aspects. The following brief summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside. The Company advises all eligible directors to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the Directors Plan.

Options granted under the Directors Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above will be treated as capital gain (or loss), and will be long-term capital gain if the optionee has held the shares more than one year. For individual taxpayers, the current maximum U.S. federal income tax rate on long-term capital gains under current tax law is 20%, whereas the maximum rate on other income is 38.6%. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income. The Company generally will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

Additional Option Grants to Directors

In May 2003, the Company granted stock options to each non-employee director under the 2002 Equity Incentive Plan. Options to purchase 10,000 shares of Common Stock were granted to Messrs. Fritzky, Kiley, Stein, Walker and Zenner. Options to purchase 15,000 shares of Common Stock were granted to Dr. Barkas, as Chairman of the Board. All of the options had an exercise price equal to closing price of the Company’s Common Stock on the date of grant of $5.08 per share. The options have a term of 10 years from the date of grant and vest monthly over four years commencing on the date of grant, provided the optionee continues to provide services to the Company. For further details about the 2002 Equity Incentive Plan, see Note 11 of Notes to Consolidated Financial Statement of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2004.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

On the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has served as the Company’s independent auditors since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

The Company has been informed by Ernst & Young LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

REQUIRED VOTE

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will have the same effect as a vote against this proposal. However, the ratification of our selection of Ernst & Young LLP is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percentage of the outstanding shares of the Common Stock, which, according to the information supplied to Geron, are beneficially owned by (i) each person who, to the best of the Company’s knowledge based exclusively on Schedules 13G filed with the Securities and Exchange Commission, is the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each person who is currently a director, two of whom are also nominees for election as a director, (iii) each Named Executive Officer, as defined on page 11 hereof, and (iv) all current directors and executive officers as a group. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of February 20, 2004.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Directors/Nominees and Named Executive Officers:
Alexander E. Barkas, Ph.D.(2)	237,453	*
Edward V. Fritzky(3)	117,083	*
Thomas D. Kiley, Esq.(4)	151,383	*
Robert B. Stein, M.D., Ph.D.(5)	—	*
John P. Walker(6)	98,183	*
Patrick J. Zenner(7)	70,417	*
David J. Earp, J.D., Ph.D.(8)	231,730	*
David L. Greenwood(9)	548,298	1.37%
Calvin B. Harley, Ph.D.(10)	361,544	*
Jane S. Lebkowski, Ph.D.(11)	257,224	*
Thomas B. Okarma, Ph.D., M.D.(12)	894,887	2.21%
All directors and executive officers as a group (13 persons)	3,213,089	7.53%

*	Represents beneficial ownership of less than 1% of the Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 20, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table, to the best of the Company’s knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)	Includes 11,537 shares held directly by Alexander E. Barkas, 882 shares held by Lynda Wijcik, the spouse of Dr. Barkas, 17,056 shares held by the Barkas-Wijcik Trust under Agreement dated July 26, 1999, and 207,978 shares issuable upon the exercise of outstanding options held by Dr. Barkas exercisable within 60 days of February 20, 2004.

(3)	Represents 10,000 shares held directly by Edward V. Fritzky and 107,083 shares issuable upon the exercise of outstanding options held by Mr. Fritzky exercisable within 60 days of February 20, 2004.

(4)	Includes 9,705 shares held by the Kiley Family Partnership and 21,654 shares held by the Thomas D. Kiley and Nancy L.M. Kiley Revocable Trust under Agreement dated August 7, 1981. Also includes 120,024 shares issuable upon the exercise of outstanding options held by Mr. Kiley exercisable within 60 days of February 20, 2004.

(5)	Dr. Stein resigned from the Board in September 2003.

(6)	Represents 98,183 shares issuable upon the exercise of outstanding options held by John P. Walker exercisable within 60 days of February 20, 2004.

(7)	Represents 70,417 shares issuable upon the exercise of outstanding options held by Patrick J. Zenner exercisable within 60 days of February 20, 2004.

(8)	Includes 14,750 shares held directly by David J. Earp and 216,980 shares issuable upon the exercise of outstanding options held by Dr. Earp exercisable within 60 days of February 20, 2004.

(9)	Includes 7,788 shares held directly by David L. Greenwood and 540,510 shares issuable upon the exercise of outstanding options held by Mr. Greenwood exercisable within 60 days of February 20, 2004.

(10)	Includes 7,266 shares held directly by Calvin B. Harley and 354,278 shares issuable upon the exercise of outstanding options held by Dr. Harley exercisable within 60 days of February 20, 2004.

(11)	Includes 10,139 shares held directly by Jane S. Lebkowski and 247,085 shares issuable upon the exercise of outstanding options held by Dr. Lebkowski exercisable within 60 days of February 20, 2004.

(12)	Includes 4,158 shares held directly by Thomas B. Okarma and 890,729 shares issuable upon the exercise of outstanding options held by Dr. Okarma exercisable within 60 days of February 20, 2004.

EQUITY COMPENSATION PLANS

The following table summarizes information with respect to options under Geron’s equity compensation plans at December 31, 2003:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	6,119,480	$8.02	4,632,479	(2),(3)
Equity compensation plans not approved by security holders	2,224,984 (4)	$15.44	—
Total	8,344,464	$10.00	4,632,479

(1)	Includes the 1992 Stock Option Plan, the 1996 Director’s Stock Option Plan and the 2002 Equity Incentive Plan.

(2)	Includes 352,940 shares of common stock reserved for issuance under Geron’s 1996 Employee Stock Purchase Plan.

(3)	Does not include future automatic annual increases under Geron’s 2002 Equity Incentive Plan. The maximum number of shares to be reserved will automatically increase on each anniversary date of the Board of Directors adoption of the 2002 Plan during the term of the 2002 Plan by the least of (i) 2,000,000 shares, (ii) 4% of the Company’s outstanding common stock as of such anniversary date, or (iii) a lesser amount determined by the Board.

(4)	Represents outstanding warrants issued in conjunction with equity financing transactions, consulting services agreements and license agreements with research institutions. For further details, see Note 11 of Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2004.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth certain information regarding the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended December 31, 2003, 2002 and 2001 of those persons who were, at December 31, 2003, (i) the chief executive officer, (ii) the other four most highly compensated executive officers whose annual salary and bonuses exceeded $100,000 or (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the registrant at the end of the 2003 fiscal year (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)(1)	Securities Underlying Options(#)	All Other Compensation($)(2)
Thomas B. Okarma, M.D., Ph.D.	2003	$420,000	$268,230	$42,000	100,000	$ 0
President and Chief	2002	420,000	0	0	305,000	0
Executive Officer	2001	342,500	150,000	0	240,000	0

David L. Greenwood	2003	310,010	153,040	31,000	75,000	14,000
Executive Vice President,	2002	310,010	0	0	235,000	12,000
Chief Financial Officer	2001	275,000	75,350	0	155,000	0
and Treasurer

Calvin B. Harley, Ph.D.	2003	257,250	74,260	25,725	37,500	14,000
Vice President and	2002	257,250	0	0	100,000	12,000
Chief Scientific Officer	2001	245,000	46,060	0	85,000	0

David J. Earp, J.D., Ph.D.	2003	243,800	103,290	24,380	37,500	12,000
Vice President of	2002	243,800	0	0	101,000	11,000
Intellectual Property	2001	230,000	50,370	0	119,000	0

Jane S. Lebkowski, Ph.D.	2003	235,400	99,730	23,540	37,500	12,000
Senior Vice President of	2002	235,400	0	0	106,000	11,000
Regenerative Medicine	2001	220,000	48,180	0	129,000	0

(1)	The amounts in this column consist of retention bonuses paid in January 2004. Following the restructuring in January 2003, the Company entered into employment agreements with its remaining executive officers and certain other employees. Among other provisions, the employment agreements provided for the Company to pay on January 5, 2004 a retention bonus equal to 10% of the employee’s 2003 annual salary. The Company paid the retention bonuses with shares of Geron common stock equal to the value of each employee’s bonus amount at a price of $10.10 per share. See information about the employment agreements under “Employment, Severance and Change of Control Agreements” on page 13.

(2)	The amounts in this column consist of matching contributions made by the Company under the Geron 401(k) Plan, a plan providing for broad-based employee participation. Under the 401(k) Plan, participating employees may contribute up to the annual Internal Revenue Service contribution limit. In December 2003 and 2002, the Board of Directors approved a matching contribution equal to 100% of each employee’s annual contributions during 2003 and 2002. The matching contribution is invested in Geron’s common stock and vests ratably over four years for each year of service completed by the employee, commencing from the date of hire, until it is fully vested when the employee has completed four years of service. The 2002 contributions were made on January 2, 2003 at a market value of $3.60 per share. The 2003 contributions were made on January 2, 2004 at a market value of $10.10 per share.

Stock Option Grants in Fiscal Year 2003

The following table provides certain information regarding options granted to the Named Executive Officers during the year ended December 31, 2003. No stock appreciation rights were granted during the year.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Number of Shares Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/sh)(3)	Expiration Date	5% ($)	10% ($)
Thomas B. Okarma, Ph.D., M.D.	100,000	13.5%	$5.08	5/30/13	$319,478	$809,621
David L. Greenwood	75,000	10.1%	$5.08	5/30/13	$239,609	$607,216
Calvin B. Harley, Ph.D.	37,500	5.1%	$5.08	5/30/13	$119,804	$303,608
David J. Earp, Ph.D., J.D.	37,500	5.1%	$5.08	5/30/13	$119,804	$303,608
Jane S. Lebkowski, Ph.D.	37,500	5.1%	$5.08	5/30/13	$119,804	$306,608

(1)	Each of these stock options, which were granted under the 2002 Equity Incentive Plan, is exercisable in a series of installments measured from the vesting commencement date generally over 48 months, provided that each Named Executive Officer continues to provide services to the Company. In the event of certain transactions involving a change in control of the Company, the options will vest in full. The maximum term of each option grant is ten years from the date of grant.

(2)	Based on an aggregate of 742,000 options granted by the Company under the 2002 Equity Incentive Plan in the year ended December 31, 2003 to all employees of the Company, including the Named Executive Officers.

(3)	Exercise price is the closing sales price of the Common Stock underlying the stock option on the grant date as reported on the Nasdaq National Market.

(4)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregate Option Exercises in Fiscal Year 2003 and Fiscal Year-End Option Values

The following table sets forth information with respect to stock options exercised during the year ended December 31, 2003 by the Named Executive Officers and unexercised stock options held as of the end of such fiscal year by such persons:

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(2)(#)		Value of Unexercised in-the-Money Options at Fiscal Year-End(3)($)
Name	Shares Acquired on Exercise(#)	Value Realized(1)($)	Vested	Unvested	Vested	Unvested
Thomas B. Okarma, Ph.D., M.D	—	$—	836,563	428,437	$2,170,750	$1,599,620
David L. Greenwood	16,011	99,887	502,488	278,853	1,679,605	1,216,375
Calvin B. Harley, Ph.D.	20,000	113,566	336,101	130,467	1,304,268	523,450
David J. Earp, J.D., Ph.D.	—	—	195,782	141,718	235,625	515,700
Jane S. Lebkowski, Ph.D.	—	—	224,637	147,863	474,401	537,044

(1)	Fair market value of the Company’s Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq National Market or the actual sales price if the shares were sold by the optionee on the same date) less the exercise price.

(2)	These stock options, which were granted either under the 2002 Equity Incentive Plan or the 1992 Stock Option Plan, are exercisable in a series of installments measured from the vesting commencement date generally over

48 months, provided that each Named Executive Officer continues to provide services to the Company. In the event of certain transactions involving a change in control of the Company, the options will vest in full. The maximum term of each option grant is ten years from the date of grant.

(3)	Based on the closing sales price of the Common Stock as of December 31, 2003, quoted on the Nasdaq National Market ($9.97 per share), minus the per share exercise price, multiplied by the number of shares underlying the option.

CERTAIN TRANSACTIONS

There has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer, holder of more than 5% of the Company’s common stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the caption “Executive Compensation,” and the transactions described below.

The Company has entered into indemnity agreements with all of its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason for his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

Promissory Notes

In August 1999, the Company provided an interest-free loan to David J. Earp, Vice President of Intellectual Property, in the principal amount of $100,000 due in two installments: one-half of the principal balance in August 2002 and the remainder in August 2003, pursuant to a note secured by a second deed of trust on Dr. Earp’s principal residence in California. As of December 31, 2003, the loan had been repaid.

In January 2002, the Company provided an interest-free loan to Bruce L. Scott, Vice President of Corporate Development, in the principal amount of $150,000 due in January 2004, pursuant to a note secured by a second deed of trust on Mr. Scott’s principal residence in California. In October 2002, Mr. Scott left the Company. The loan agreement and associated documents were amended in June 2003. In accordance with the amended loan agreement, the principal balance is being repaid in three $50,000 installments. The first $50,000 installment was paid in October 2003. The remaining balance of $100,000 will be paid in October 2004 and October 2005. As of December 31, 2003, the outstanding balance of this loan was $100,000.

Employment Agreements and Severance Plan

We require each of our employees to enter into a confidentiality agreement prohibiting the employee from disclosing any of our confidential or proprietary information. At the time of commencement of employment, our employees also generally sign offer letters specifying basic terms and conditions of employment.

In January 2003, the Company entered into employment agreements with each of its executive officers and certain key employees. These agreements provide for severance pay equal to a percentage of annual salary (150% in the case of the Chief Executive Officer, 125% in the case of the Chief Financial Officer, and 110% in the case of each of the other executive officers) plus benefits continuation to the affected executive officer in the event his or her employment is terminated involuntarily without cause. Payments under these agreements are to be reduced by the amount of any payments made under the Change of Control Severance Plan described in the next paragraph. Each executive officer’s agreement also provides for the payment of a retention bonus of 10% of salary, paid in cash, stock or any combination, if the executive officer stays with the Company until January 5, 2004 or is terminated involuntarily without cause prior to January 5, 2004. On January 5, 2004, the Company paid the retention bonus with shares of Geron common stock with a market value of $10.10 per share.

In September 2002, the Board of Directors approved a Change of Control Severance Plan (the “Severance Plan”) that became effective on January 21, 2003. The Severance Plan applies to all employees, and provides for each employee to receive a severance payment upon a triggering event following a change of control. A triggering event is defined as an event where (i) an employee is terminated by the Company without cause in connection with a change of control or within 12 months following a change of control; or (ii) an employee is not offered comparable employment (new or continuing) by the Company or the Company’s successor or acquirer within 30 days after the change of control or any employment offer is rejected; or (iii) after accepting (or continuing) employment with the Company after a change of control, an employee resigns within six 6 months following a change of control due to a material change in the terms of employment. Severance payments range from two to 18 months of base salary, depending on the employee’s position with the Company.

In the event of a merger, acquisition or similar change in control of the Company, the 1992 Stock Option Plan, the 1996 Directors’ Stock Option Plan and the 2002 Equity Incentive Plan provide that each outstanding option will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction. In addition, upon the occurrence of such transaction, the 2002 Plan provides that all of the outstanding repurchase rights of the Company with respect to shares of Common Stock acquired upon exercise of options granted under the 2002 Plan will terminate.

Compensation Committee Interlocks and Insider Participation

Dr. Barkas and Mr. Zenner both served on the Compensation Committee for the fiscal year ended December 31, 2003. With the exception of Dr. Barkas’ term as President and Chief Executive Officer of the Company from May 1992 until May 1993, neither Dr. Barkas nor Mr. Zenner is a former or current officer or employee of the Company or any of its subsidiaries. None of our executive officers serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for making recommendations and taking actions concerning salaries and incentive compensation of officers and employees of the Company, including the award of stock options under the Company’s stock option plan. In particular, the Committee evaluates the performance of management and determines the compensation of the Chief Executive Officer and other executive officers on an annual basis. Executive officers who are also directors are not present during the discussion of their compensation.

Philosophy

The Company’s executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that (i) attract, reward and retain officers and (ii) motivate officers to achieve short-term and long-term corporate goals that enhance stockholder value. Accordingly, the Company’s executive compensation policies include:

•	competitive pay practices, taking into account the pay practices of life science and pharmaceutical companies with which the Company competes for talented executives and are included in the Nasdaq-Pharmaceutical Index;

•	annual incentive programs which are designed to encourage executives to focus on the achievement of specific short-term corporate goals as well as longer-term strategic objectives; and

•	equity-based incentives designed to motivate executives over the long-term, to align the interests of management and stockholders and to ensure that management is appropriately rewarded for achievements which benefit the Company’s stockholders.

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

In the biopharmaceutical industry, many traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Because of the Company’s current stage of development, the Committee evaluates other indications of performance, such as progress of the Company’s research and development programs and corporate development activities, as well as the Company’s success in securing capital sufficient to enable the Company to continue research and development activities. These considerations necessarily involve an assessment by the Committee of individual and corporate performance. In addition, total compensation paid by the Company to its executive officers is designed to be comparable to compensation packages paid to the management of other companies of comparable size in the biopharmaceutical industry. Toward that end, the Committee may review both independent survey data, such as studies provided by the Radford Biotech Survey, as well as data gathered internally. The Company targets its compensation at the 50th percentile of the range of compensation of similarly situated employees, based upon data provided by such surveys and data.

Chief Executive Officer and Other Executive Officers Compensation

Compensation for each of the Company’s executive officers, including the Chief Executive Officer, generally consists of three elements:

•	Base Salary: Base salary ranges are reviewed annually and adjustments are made at the beginning of the fiscal year to reflect changes in job description or market conditions. When establishing or reviewing compensation levels for each executive officer, the Committee considers numerous factors, including the qualifications of the executive, his or her level of relevant experience, specific operating roles and duties and strategic goals for which the executive has responsibility.

•	Cash Bonus: Cash bonuses are awarded on a discretionary basis, usually following the Company’s fiscal year-end, and are based on the achievement of corporate and individual goals set by the Board and the Company’s Chief Executive Officer at the beginning of the year, as well as the financial condition of the Company.

•	Stock Option Grants: The Company has used the grant of options under its 2002 Equity Incentive Plan to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to make each executive’s total compensation opportunity competitive. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company. In determining the size of an option to be granted to an executive officer, the Committee takes into account an officer’s position and level of responsibility within the Company, the officer’s existing stock and option holdings, and the potential reward to the officer if the stock price appreciates in the public market.

The determination by the Compensation Committee of the Chief Executive Officer’s remuneration is based upon methods consistent with those used for other executive officers. The Committee considers certain quantitative factors, including the Company’s financial, strategic, and operating performance for the year as well as certain qualitative criteria including leadership qualities and management skills, as exhibited by innovations, time and effort devoted to the Company and other general considerations in determining appropriate compensation of the Chief Executive Officer.

In setting the compensation payable for the 2004 fiscal year to the Company’s President and Chief Executive Officer, Thomas B. Okarma, and the other executive officers, the Committee reviewed the importance of each executive officer’s individual achievement in meeting the Company’s goals and objectives set during the prior fiscal year as well as the overall achievement of the goals by the entire company. These goals included the progressive development of the Company’s product development programs, establishment of collaborative partnerships and the obtainment of additional funding for the Company’s operations. Specifically, the Compensation Committee concluded that the Company successfully achieved many of its objectives through:

•	the reduction of program expenses and concentration of resources;

•	closing of two financings resulting in net proceeds of $84.8 million;

•	continued strengthening of intellectual property position;

•	positive preliminary results from the telomerase cancer vaccine clinical study;

•	continued progress in the telomerase inhibition drug development program; and

•	continued progress in development of human embryonic stem cell programs.

The Compensation Committee believes that the continued commitment and leadership of the Company’s executive officers through fiscal year 2003 were and continue to be important factors in the Company’s achievements.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be “performance-based” and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company’s cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company’s compensation philosophy and the Company’s best interests.

This report is submitted by the Compensation Committee.

Alexander E. Barkas, Ph.D.
Patrick J. Zenner

PERFORMANCE GRAPH(1)

The following graph compares total stockholder returns of the Company for the last five fiscal years beginning December 31, 1998 to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market-U.S. Companies (the “Nasdaq-US”) and the Nasdaq Pharmaceutical Index (the “Nasdaq-Pharmaceutical”). The total return for the Company’s stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company’s stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each quarterly period. The Nasdaq-US tracks the aggregate price performance of equity securities of U.S. companies traded on the Nasdaq National Market (the “NNM”). The Nasdaq-Pharmaceutical, which is calculated and supplied by Nasdaq, represents pharmaceutical companies, including biotechnology companies, trading on Nasdaq under the Standard Industrial Classification (SIC) Code No. 283 “Drugs” main category (2833 — Medicinals & Botanicals, 2834 — Pharmaceutical Preparations, 2835 — Diagnostic Substances, 2836 — Biological Products). The Company’s Common Stock is traded on the NNM and is a component of both the Nasdaq-US and the Nasdaq-Pharmaceutical.

Comparison of Five Year Cumulative Total Return on Investment Among
Geron Corporation, the Nasdaq-US Index and the Nasdaq-Pharmaceutical Index(2)

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the Nasdaq-U.S. and the Nasdaq-Pharmaceutical on December 31, 1998. The cumulative total return on the Company’s stock has been computed based on a price of $10.875 per share, the price at which the Company’s shares closed on December 31, 1998.

AUDIT COMMITTEE REPORT(1)

The Audit Committee of Geron Corporation’s Board of Directors is comprised of three independent directors as required by the listing standards of the National Association of Securities Dealers (NASD). The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the Committee’s charter is available on the Company’s website at http://www.geron.com or to any stockholder otherwise requesting a copy.

The members of the Audit Committee are Messrs. Walker (Chairman), Fritzky and Kiley. The Board has determined that all members of the Committee are financially literate as required by the NASD. The Board has also determined that Mr. Walker is an audit committee financial expert as defined by the NASD.

The primary function of the Audit Committee is to provide advice with respect to the Company’s financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent accounting firm serving as auditors of the Company, and (iv) the performance of the Company’s independent auditors. The Audit Committee’s primary duties and responsibilities relate to:

•	maintenance by management of the reliability and integrity of the accounting policies and financial reporting and financial disclosure practices of the Company;

•	establishment and maintenance by management of processes to assure that an adequate system of internal controls is functioning within the Company; and

•	retention and termination of the independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee hereby reports as follows:

1)	The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2003 with management and the independent auditors.

2)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), other professional standards, membership provisions of the SEC Practice Session, and other SEC rules, as currently in effect.

3)	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

4)	The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Submitted on February 20, 2004 by the members of the Audit Committee of the Company’s Board of Directors.

John P. Walker (Chairman)
Edward V. Fritzky
Thomas D. Kiley, Esq.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors. Under the Audit Committee’s charter, all auditor engagements must be approved in advance by the Audit Committee. All engagements require consideration and approval by the full Audit Committee. The Chairman of the Audit Committee must be notified at any time the fees for a specific project exceed 20% over the approved budget for authorization to continue the project. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements. At each quarterly Audit Committee meeting, management prepares a schedule of all fees paid to Ernst & Young during the previous quarter and estimated fees for projects contemplated in the following quarter.

Upon recommendation by the Audit Committee, the Board of Directors selected Ernst & Young LLP to act in the same capacity for the fiscal year ending December 31, 2004. The Company has been informed by Ernst & Young LLP, to the best of their knowledge, that neither the firm nor any of its members or their associates has any financial interest, direct or indirect in the Company or its affiliates. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from the stockholders.

Audit Fees and All Other Fees

The Audit Committee approved 100% of all audit, audit related, tax and other services provided by Ernst & Young LLP in 2003. The Audit Committee has concluded that the provision of the audit-related and tax services is compatible with maintaining Ernst & Young LLP’s independence. The total fees paid to Ernst & Young LLP for the last two fiscal years are as follows:

	Fiscal Year Ended December 31, 2003	Fiscal Year Ended December 31, 2002
Audit Fees	$283,835	$158,215
• Audit of our annual consolidated financial statements;
• Reviews of our quarterly consolidated financial statements included in our Quarterly Reports on Forms 10-Q; and
• Services provided in connection with SEC filings, including consents and comfort letters.
Audit Related Fees	11,050	—
• Consultations on accounting and auditing matters related to proposed transactions.
Tax Fees	—	24,941
All Other Fees	—	—

CORPORATE GOVERNANCE

The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment the Company regularly monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. The Company complies with the rules and regulations promulgated by the Securities and Exchange Commission (SEC) and the National Association of Securities Dealers (NASD), and implements other corporate governance practices as it believes are in the best interest of the Company and its stockholders. The Company believes that it has in place policies, which are designed to enhance our stockholders’ interests.

Code of Conduct

In 2003, the Company adopted a Code of Conduct (the “Code of Conduct”), which is available in its entirety on the Company’s website at http://www.geron.com and to any stockholder otherwise requesting a copy. All Company employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to directors or executive officers, will also be made available through the Company’s website as they are adopted.

In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Contact information for the Chairman of the Audit Committee has been distributed to all employees to allow for the confidential, anonymous submission by its employees of concerns regarding accounting or auditing matters.

The Board of Directors

One class of the Board is elected annually, and each of our directors stands for election every three years. Presently the Board is comprised of six directors, one of whom is an executive officer and five of whom have been affirmatively determined by the Board to be independent, meeting the objective requirements set forth by the NASD and the SEC, and having no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

The Board maintains three committees whose functions are described on page __ of this Proxy Statement. Committee membership is determined by the Board, and all committee members are independent directors as determined by the Board. Each committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant and are available in their entirety on the Company’s website at http://www.geron.com and to any stockholder otherwise requesting a copy. The Nominating Committee Charter, adopted by the Board of Directors in March 2004, is attached to this proxy statement as Appendix B.

Stockholders wishing to communicate with the Board of Directors, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o William D. Stempel, Corporate Secretary, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025. All mail addressed in this manner will be delivered to the Chair or Chairs of the Committees with responsibilities touching most closely on the matters addressed in the communication. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to the Company’s website for any changes in this process.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal year ended December 31, 2003, all Reporting Persons complied with the applicable filing requirement on a timely basis.

Stockholder Nominations and Proposals for 2005 Annual Meeting

The Company expects to hold its 2005 Annual Meeting of Stockholders in May 2005. All proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be directed to the attention of the Company’s Secretary, at the address set forth on the first page of this proxy statement, so that they are received by December 1, 2004, if they are to be considered for possible inclusion in the proxy statement and form of proxy used in connection with such meeting. In compliance with the Securities Exchange Act Rule 14a-8, stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so by January 9, 2005. In addition, the Company’s Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. Copies of the Company’s Bylaws may be obtained from the Company’s Secretary.

Stockholders who wish to submit a proposed nominee to the Nominating Committee (the “Committee”) should send written notice to Dr. Alexander Barkas, Nominating Committee Chairman, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025, within the time periods set forth above. Such notification should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Committee will consider stockholder nominees on the same terms as nominees selected by the Committee.

The Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: 1) must meet the objective independence requirements set forth by the SEC and NASD, 2) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 3) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation, and 4) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct. In addition, the Committee may consider the following criteria, among others:

(i)	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(ii)	experience in the Company’s industry and with relevant social policy concerns;

(iii)	experience as a board member of another publicly held company;

(iv)	academic expertise in an area of the Company’s operations; and

(v)	practical and mature business judgment, including ability to make independent analytical inquiries.

Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board of Directors on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director.

Except as set forth above, the Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from a stockholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by stockholders). These issues will be considered by the Committee, which will then make a recommendation to the Board.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

William D. Stempel
Secretary

April 2, 2004

APPENDIX A

GERON CORPORATION
COMPENSATION COMMITTEE CHARTER

This Compensation Committee Charter, adopted by the Board of Directors (the “Board”) of Geron Corporation (the “Company”) on March 12, 2004, defines the purpose, membership, procedures, and duties of the Compensation Committee of the Board (the “Committee”).

I.  Purpose

The purpose of the Committee is (1) to discharge the Board’s responsibilities relating to compensation of the Company’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company and (2) to produce an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. The Committee shall ensure that compensation programs are designed to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that (i) attract, reward and retain officers and (ii) motivate officers to achieve short-term and long-term corporate goals that enhance stockholder value.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.  Membership

The Committee shall be composed of at least two directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall (1) satisfy the independence requirements of the Nasdaq Stock Market, (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III.  Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet on a regularly scheduled basis at least once per year and more frequently as the Committee deems necessary or desirable.

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other person whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the chief executive officer may not be present during voting or deliberations concerning his or her compensation, and the Committee may, as it deems appropriate, exclude from its meetings any persons, including but not limited to any non-management director who is not a member of the Committee.

The Committee shall have the sole authority, as it deems appropriate, to retain and/or replace, as needed, any compensation and benefits consultants and other outside experts or advisors as the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee in its sole discretion, for payment of compensation to any such persons retained by the Committee.

The Chair shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board.

IV.  Duties and Responsibilities

1.	The Committee shall, at least annually, review the compensation philosophy of the Company.

2.	The Committee shall, at least annually, review and approve corporate goals and objectives relating to the compensation of the chief executive officer, evaluate the performance of the chief executive officer in light of those goals and objectives and determine and approve the compensation of the chief executive officer based on such evaluation. The Committee shall have sole authority to determine the chief executive officer’s compensation.

3.	The Committee shall, at least annually, review and approve all compensation for all other officers (as such term is defined in Rule 16a-1, promulgated under the 1934 Act) and shall review and approve all employment agreements and severance arrangements for any officer (including the chief executive officer).

4.	The Committee shall make recommendations to the Board with respect to non-officer compensation.

5.	The Committee shall periodically review all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans applicable to executive officers of the Company, and with respect to each plan shall have responsibility for:

i.	approving any awards to executive officers under such plans;

ii.	establishing, in its discretion, specific performance targets for purposes of Section 162(m) of the Code or otherwise, and determining whether such targets, if any, have been met; and

iii.	to the extent the Committee executive officers are granted restricted securities to which the Company has repurchase rights, determining whether to repurchase such securities from terminated executive officers.

All plan reviews should include reviewing the plan’s administrative costs, reviewing current plan features relative to any proposed new features, and assessing the performance of the plan’s internal and external administrators if any duties have been delegated.

6.	The Committee shall periodically review the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Code, and shall determine the Company’s policy with respect to change of control or “parachute” payments.

7.	The Committee shall manage and review executive officer and director indemnification and insurance matters.

8.	The Committee shall prepare and approve the Compensation Committee report to be included as part of the Company’s annual proxy statement.

9.	The Committee shall evaluate its own performance periodically, including its compliance with this Charter, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

10.	The Committee shall review and reassess this Charter periodically and submit any recommended changes to the Board for its consideration.

11.	In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, except that it shall not delegate its responsibilities set forth in paragraphs 3 and 5 of this Section IV above or for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

APPENDIX B

GERON CORPORATION
NOMINATING COMMITTEE CHARTER

This Nominating Committee Charter, adopted by the Board of Directors (the “Board”) of Geron Corporation (the “Company”) on March 12, 2004, defines the purpose, membership, procedures, and duties of the Nominating Committee of the Board (the “Committee”).

I.  Purpose

The purpose of the Committee of the Board is to assist the Board in discharging the Board’s responsibilities regarding:

(a)	the identification of qualified candidates to become Board members;

(b)	the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

(c)	the selection of candidates to fill any vacancies on the Board; and

(d)	oversight of the evaluation of the board.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion.

II.  Membership

The Committee shall be comprised of two or more directors, as determined by the Board, each of whom (a) satisfies the independence requirements of Nasdaq, and (b) has experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III.  Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet on a regularly scheduled basis at least once per year and more frequently as the Committee deems necessary or desirable.

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to, any non-management director who is not a member of the Committee.

A member of the Committee who is being considered as a candidate for nomination for re-election to the Board shall not participate in the meeting (or portion of a meeting) in which such consideration takes place. If as a result

B-1

there are fewer than two members of the Committee able to consider the nomination, the Chair of the Board (or, if the Chair of the Board is himself a candidate, the Chair of the Audit Committee) will appoint another member of the Board as an acting member of the Committee for purposes of such nomination.

The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Chair shall report to the Board regarding the activities of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.

IV.  Duties and Responsibilities

1.	(a)	At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(b)	At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such person or persons as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(c)	For purposes of (a) and (b) above, the Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board:

(i)	personal and professional integrity, ethics and values;

(ii)	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

(iii)	experience in the Company’s industry and with relevant social policy concerns;

(iv)	experience as a board member of another publicly held company;

(v)	academic expertise in an area of the Company’s operations; and

(vi)	practical and mature business judgment, including ability to make independent analytical inquiries.

2.	The Committee shall consider, develop and recommend to the Board such policies and procedures with respect to the nomination of directors as may be required or required to be disclosed pursuant to any rules promulgated by the Securities and Exchange Commission or Nasdaq, or otherwise considered to be desirable and appropriate in the discretion of the Committee.

3.	The Committee shall evaluate its own performance periodically, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

4.	The Committee shall periodically report to the Board on its findings and actions.

5.	The Committee shall review and reassess this Charter at least every two years and submit any recommended changes to the Board for its consideration.

6.	In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, to the extent consistent with the Company’s certificate of incorporation, bylaws, applicable law and Nasdaq rules.

B-2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y	GERON CORPORATION
2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Geron Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 2, 2004, and hereby appoints Thomas B. Okarma, David L. Greenwood and William D. Stempel, or any of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2004 Annual Meeting of Stockholders of Geron Corporation to be held on May 27, 2004, at 8:30 a.m. local time, at the Company’s headquarters at 230 Constitution Drive, Menlo Park, CA 94025 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of two Class II Directors to hold office until the Annual Meeting of Stockholders in the year 2007; (2) to ratify appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1. Election of Class II Directors.
☐	FOR all nominees (except as indicated)		☐	WITHHOLD authority to vote for the nominees	☒ Please mark your votes as in this example.

Nominees: Thomas D. Kiley and Edward V. Fritzky
If you wish to withhold authority to vote for any individual nominee, strike a line through that individual’s name.

2. To ratify appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. As said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

Note: This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.

Dated: __________________________________, 2004

_____________________________________________
Signature
_____________________________________________
Signature

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.